ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DIANE DALMY

Job:C20130322-0119
March 22, 2013

Special Handling Instructions:
C20130322-0119||20130190689-19||22464202||CC

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amendment	20130190689-19	3/22/2013 8:00:19 AM	1	$200.00	$200.00
24 Hour Expedite	20130190689-19	3/22/2013 8:00:19 AM	1	$125.00	$125.00
Total					$325.00

Payments

Type	Description	Amount
Credit	03845G|13032272639006	$325.00
Total		$325.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1

DIANE DALMY

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20130190689-19
Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/22/2013 8:00 AM
	Entity Number E0242752008-3

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Touchit Technologies Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3. The authorized capital stock of the corporation shall be consist of 975,000,000 shares of common stock, $0.001 par value. No stockholder shall have any pre-emptive rights.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: majority

4. Effective date and time of filing: (optional) Date: 20 March 2013 Time: 09 : 00

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

TOUCHIT TECHNOLOGIES

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.